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NationsBank Corporation
Charlotte, NC 28255
Tel 704 386-5000



Pricing Supplement No. 0191 Dated April 1, 1998     Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and          File number:  33-63097
Prospectus Supplement dated January 8, 1998)


Senior Medium-Term Notes, Series G
Due Nine Months or More From Date of Issue

Principal Amount:                                    	$  21,450,000.00
Issue Price:                         	    100.000%    $  21,450,000.00
Commission or Discount:            	        0.000%    $           0.00
Proceeds to Company:                	     100.000%    $  21,450,000.00

Agent:                    NationsBanc Montgomery Securities LLC, as Agent

Original Issue Date:           	  April 06, 1998
Stated Maturity Date:             July 03, 2008

Cusip #:                          63858R-EZ-0

Form:                             Book entry only

Interest Rate:                    6.250% Fixed

Interest Payment Dates:           25th of March and September, commencing on
       	                          September 25, 1998, with the final interest
	                                 payment date on July 3, 2008.


Discount Note?                    No

May the Notes be redeemed by the Company prior to maturity?            No

May the notes be repaid prior to maturity at the option of the holder? No